UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 26, 2010
RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-23137 (Commission File Number)	91-1628146 (I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On April 1, 2010, RealNetworks, Inc. (“RealNetworks” or the “Company”) filed a Current Report on Form 8-K dated March 26, 2010 (the “Initial 8-K”) with the Securities and Exchange Commission to report the approval of the 2010 Executive MBO Plan (the “2010 MBO Plan”) by the Compensation Committee and the other independent members of the Board of Directors of RealNetworks. This Amendment No. 1 to the Initial 8-K (this “Amendment”) is being filed in order to correct and/or clarify certain elements of the 2010 MBO Plan. The information contained in this Amendment amends and restates the information in the Initial 8-K in its entirety.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 26, 2010, the Compensation Committee and the other independent members of the Board of Directors of RealNetworks approved the 2010 Executive MBO Plan (the “2010 MBO Plan”). The 2010 MBO Plan is a bonus plan that pays cash awards to participants based on performance targets that are established at the beginning of each six-month measurement period during the 2010 calendar year. Participants in the 2010 MBO Plan include RealNetworks’ President and Acting Chief Executive Officer, the president of the Games division, executive vice presidents, senior vice presidents, vice presidents, area vice presidents and general managers.
     On March 26, 2010, the Compensation Committee and the other independent members of the Board approved performance targets and payout mechanics under the 2010 MBO Plan for the first six-month measurement period beginning January 1, 2010 and ending on June 30, 2010 (the “First Measurement Period”). For the First Measurement Period, cash awards will be based on financial metrics consisting of revenue, operating expense and EBITDA as well as business milestones and individual performance.
     Under the 2010 MBO Plan, the target payout for Robert Kimball, RealNetworks’ President and Acting Chief Executive Officer, is equal to 100% of his annual base salary. The target payout for each of Michael Lunsford, RealNetworks’ Executive Vice President, Technology Products & Solutions and Media Software & Services, and Michael Eggers, RealNetworks’ Senior Vice President, Chief Financial Officer and Treasurer, is equal to 75% of their respective annual base salaries. For Messrs. Kimball, Lunsford and Eggers, the target payout under the 2010 MBO Plan is based 75% on the achievement of RealNetworks’ consolidated revenue, operating expense and EBITDA targets, with each financial metric having equal weight, and 25% on the achievement of business milestones. For Messrs. Kimball, Lunsford and Eggers, no portion of the target payout based on revenue and operating expense goals will be paid if less than 90% of the revenue and operating expense targets is achieved. For achievement of 90% or greater of the revenue and operating expense targets, each of Messrs. Kimball, Lunsford and Eggers will be paid linearly based on the level of achievement of the revenue and operating expense targets. Target payouts to each of Messrs. Kimball, Lunsford and Eggers based on achievement of the EBITDA target will be capped at 100%, and no portion of the target payout based on EBITDA will be paid if less than 100% of the EBITDA target is achieved. For achievement of business milestones that are established at the beginning of each performance period, the Compensation Committee will review and approve attainment results at the end of the First Measurement Period and will consider the recommendations of RealNetworks’ Chief Executive Officer in determining the level of such attainment.

     Notwithstanding the performance and payout targets established under the 2010 MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate a participant’s award before it is paid. Under the 2010 MBO Plan, a participant must be employed in a position that is eligible to participate in the 2010 MBO Plan on the first and last day of a quarter to be eligible to earn incentive compensation under the 2010 MBO Plan for that quarter. In addition, executive officers must be employed on the last day of each six-month period and on the date payments are made in order to be eligible to receive payment under the 2010 MBO Plan, except in the case of death, disability or certain terminations of employment by RealNetworks other than for cause.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Tracy D. Daw
Tracy D. Daw
Vice President-Corporate Development, Deputy General Counsel and Corporate Secretary

Dated: April 8, 2010